Exhibit 10.4
                         CITADEL SECURITY SOFTWARE INC.
                  AMENDMENT TO AGREEMENTS WITH DAVID HELFFRICH

     This agreement (this "Agreement") is made and entered into as of November
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3, 2006, by and between Citadel Security Software Inc., a Delaware corporation
("Citadel"), and David Helffrich ("Helffrich").
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     WHEREAS,  Citadel,  and  certain  of its subsidiaries, have entered into an
Asset Purchase Agreement, dated as of October 2, 2006, with McAfee, Inc. and McAfee Security LLC (the "Asset Purchase Agreement");
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     WHEREAS,  under:  (a) that certain Change of Control Agreement, dated as of
December 23, 2005, between Citadel and Helffrich and (b) that certain Offer Letter between Citadel and Helffrich (collectively, the "Employment
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Agreements"),  Helffrich  is  entitled to receive certain payments in connection with the closing of the transactions contemplated by the Asset Purchase Agreement (the "Closing");
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     WHEREAS,  Helffrich  has, in connection with Citadel's entry into the Asset
Purchase Agreement, entered into an offer letter, in the form attached to the Asset Purchase Agreement, with McAfee, Inc. regarding his employment with McAfee, Inc. following the Closing (the "McAfee Letter"); and
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     WHEREAS,  each  of  Citadel  and  Helffrich  desire  to  amend  each of the
Employment Agreements (and any similar agreements or arrangements) to provide that, contingent upon the occurrence of the Closing, provided that McAfee has not retracted or modified its offer to employ Helffrich pursuant to the McAfee Letter, Helffrich will not receive any payments from Citadel in connection with the Closing;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Citadel and Helffrich hereby agree as follows:

  1.     Amendment of Employment Arrangements.  Notwithstanding any terms
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contained therein to the contrary, each of the Employment Arrangements (as defined below) are hereby amended to provide that, upon the Closing, provided McAfee, Inc. has not retracted or modified its offer to employ Helffrich pursuant to the McAfee Letter, Helffrich will not receive any payments or benefits from Citadel in connection with or as a result of the Closing, and Helffrich further agrees that, following the Closing, he will not be entitled to any additional benefits or payments under the Employment Arrangements; provided however, that Helffrich shall remain entitled to any payments or benefits under the Employment Arrangements that are not directly related to the proposed Closing (e.g., accrued bonuses, vacation pay, expense reimbursements, etc.).
For purposes of this Agreement, "Employment Arrangements" shall mean each of the
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Employment Agreements along with any other agreements or arrangements between
Citadel and Helffrich regarding employment, bonuses, severance, payments made upon a change of control of Citadel, tax gross-ups, benefits or similar agreements or arrangements, but shall not include any agreements, plan or arrangements with Helffrich to issue stock to Helffrich upon the exercise of an option.

  2.     Effect of this Agreement.
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               (a) Nothing contained in this Agreement shall be deemed to limit
          Helffrich's rights in his capacity as a current stockholder of Citadel including his right to receive distributions on his shares of Citadel's common stock following the Closing.

               (b) Except as expressly provided herein, this Agreement shall not be deemed to further modify or terminate any Employment Arrangement.

               (c) If the Asset Purchase Agreement is terminated in accordance with its terms or otherwise, this Agreement shall terminate in its entirety.

  3.     Other Provisions.
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               (a) This Agreement shall inure to the benefit of and be binding upon (i) Citadel and its successors and assigns and (ii) Helffrich and his heirs and legal representatives.

               (b) This Agreement sets forth the entire present agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

               (c) Any modification to this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

               (d) If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity and unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

               (e) This Agreement will be governed and interpreted under the laws of the United States of America and of the State of Texas as applied to contracts made and carried out entirely in Texas by residents of that state.

               (f) No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

               (g) Section headings are for convenience only and shall not define or limit the provisions of this Agreement

               (h) This Agreement may be executed in several counterparts, each of which is an original. A copy of this Agreement manually signed by one party and transmitted to the other party by FAX or in image form via email shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

                            [SIGNATURE PAGE FOLLOWS]


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  IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.


CITADEL SECURITY SOFTWARE INC.

By:  /s/ Steven B. Solomon
Name:  Steven B. Solomon
Title:  CEO


/s/ David Helffrich
David Helffrich


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